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                                                                      EXHIBIT 23


             CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




We hereby consent to the incorporation by reference into the Registration Statement on Form S-8 for the Company's 1996 Stock Option Plan and 1996 Recognition and Retention Plan (Registration No. 333-83198) of our report dated March 16, 2005 relating to the consolidated financial statements of Alpena Bancshares, Inc. as of December 31, 2004 which appear in this December 31, 2004 Form 10-KSB of Alpena Bancshares, Inc.



/s/ Plante & Moran, PLLC


Auburn Hills, Michigan
March 30, 2005